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                                                                     EXHIBIT 4-B
                                                                     -----------



                     AMERITECH CAPITAL FUNDING CORPORATION
                      FLOATING RATE NOTE DUE MAY 12, 1998


CUSIP No. 030955AE8
No. R-1                                                      U.S. $225,000,000

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (the "Depository"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          AMERITECH CAPITAL FUNDING CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED TWENTY FIVE MILLION (225,000,000) UNITED STATES DOLLARS on May 12, 1998 and to pay interest thereon from and including May 12, 1994 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for in arrears. Interest will be paid in arrears on February 12, May 12, August 12 and November 12 in each year (each an "Interest Payment Date") commencing August 12, 1994, for each Interest Period (as hereinafter defined) at a rate per annum equal to LIBOR (as hereinafter determined) plus 0.05% until the principal hereof is paid or made available for payment, and (to the extent that the payment shall be legally enforceable) interest shall accrue on any overdue principal at the rate per annum in effect at the time such principal was due and payable. The period beginning on and including May 12, 1994 and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date or the date of maturity is referred to herein as an "Interest Period." The interest so payable, and punctually paid or duly provided for, on an Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15, April 15, July 15 and October 15, respectively (whether or not a Business Day), next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Chicago, Illinois or the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment may be made by wire transfer to an account maintained by such Person with a bank in the continental United States (so long as the Company has received proper transfer instructions in writing).

          THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                           [signature page to follow]

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    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal .


                                       AMERITECH CAPITAL FUNDING CORPORATION


DATED: May 12, 1994
                                      By:_________________________________
                                                Authorized Officer


[Seal]


ATTEST:


_________________________________



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                                                            This is one of the
Securities of the series designated and referred to in the within-mentioned Indenture.


                                        CONTINENTAL BANK, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:___________________________________
                                                   Authorized Officer

                     AMERITECH CAPITAL FUNDING CORPORATION
                      FLOATING RATE NOTE DUE MAY 12, 1998


          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of January 1, 1990 (herein called the "Indenture"), among the Company, Ameritech Corporation, a Delaware corporation (formerly known as American Information Technologies Corporation) (the "Guarantor"), and Continental Bank, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto (and each Officers' Certificate delivered to the Trustee thereunder) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

          Interest payments for this Security will include interest accrued to, but excluding, the Interest Payment Dates. Accrued interest from the date of issue or from the last date to which interest has been paid will be calculated by multiplying the face amount of this Security by an accrued interest factor computed by multiplying the per annum rate of interest for the applicable Interest Period by a fraction the numerator of which is the actual number of days elapsed in such Interest Period (as defined below) and the denominator of which is 360. The accrued interest factor will be expressed as a decimal rounded to the nearest ten-thousandth, with five hundred-thousandths rounded upwards.

          This Security shall bear interest for each Interest Period (as hereinafter defined) at a rate per annum equal to LIBOR (as determined below) plus 0.05%. LIBOR will be determined by the Trustee or such other financial institution as may be appointed by the Company, as calculation agent (the "Calculation Agent"), in accordance with the following provisions:

               (i) For each Interest Period, on the applicable Interest Determination Date (as defined below) the Calculation Agent will determine LIBOR for such Interest Period. LIBOR will be the offered rate (expressed as an interest rate per annum) for three-month deposits in U.S. dollars in the London interbank market which appears on Telerate Screen Page 3750 (to five decimal places), as of 11:00 a.m., London time, on such Interest Determination Date. "Telerate Screen Page 3750" means the display designated as Page "3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that

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          service or such other service or services as may be nominated by the
          British Bankers' Association for the purpose of displaying London interbank offered rates of major banks for U.S. dollar deposits).

               (ii) If, on any Interest Determination Date, LIBOR cannot be determined pursuant to (i) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of three months, commencing on the second London Business Day (as defined below) immediately following such Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time, are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean (rounded to the nearest one-thousandth of a percent, with five ten-thousandths of a percent rounded upwards) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean (rounded to the nearest one-thousandth of a percent, with five ten-thousandths of a percent rounded upwards) of the rates quoted by three major banks in New York City selected by the Calculation Agent at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks having a maturity of three months commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such Interest Determination Date.

     For purposes of calculating LIBOR, (i) "Interest Determination Date" for any Interest Period means the second London Business Day preceding the Interest Payment Date commencing such Interest Period or, in the case of the first Interest Period, the second London Business Day preceding May 12, 1994, and (ii) a "London Business Day" means any Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive

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covenants upon compliance by the Company with certain conditions set forth therein.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration

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of transfer at the office or agency of the Company in the Borough of Manhattan,
The City of New York, or Chicago, Illinois, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     This Security is exchangeable only if (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for this global Security or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Security shall be exchangeable for certificated Securities in registered form or (z) an Event of Default, or an event which with the passage of time or the giving of notice would become an Event of Default, with respect to the Securities represented hereby has occurred and is continuing, provided that the certificated Securities so issued in exchange for this permanent global Security shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent global Security to be exchanged, and provided further that, unless the Company agrees otherwise, Securities of this series in certificated registered form will be issued in exchange for this permanent global Security, or any portion hereof, only if such Securities in certificated registered form were requested by written notice to the Trustee or the Security Registrar by or on behalf of a Person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent global Security will not be entitled to receive physical delivery of Securities in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor, or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and this Security shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Illinois.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as supplemented by any supplemental indenture and each Officers' Certificate delivered to the Trustee thereunder.

                                   GUARANTEE


          FOR VALUE RECEIVED, the Guarantor hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of or interest on said Security, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, according to the terms thereof and of the Indenture referred to therein.

          The Guarantor agrees to determine, at least one business day prior to the date upon which a payment of principal of or interest on said Security is due and payable, whether the Company has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon redemption, or otherwise, and as if such payment were made by the Company.

          The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable, and absolute, irrespective of the validity, regularity, or enforceability of said Security or said Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of said Security with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Security and in this Guarantee.

          The Guarantor shall be subrogated to all rights of the Holder of said Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the Holders of all of the Securities then outstanding, be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and interest on all Securities shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

          Notwithstanding anything to the contrary contained herein, if following any payment of principal or interest by the Company on the Securities to the Holders of the Securities it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C.
Section 547 and such
payment is paid by such Holder to such trustee in bankruptcy, then and to the extent of such repayment, the obligations of the Guarantor hereunder shall remain in full force and effect.

          The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened prior to the creation and issuance of this Guarantee and to constitute the same as the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, have been performed and have happened in due and strict compliance with applicable laws.

          This Guarantee shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by the Trustee (or the Authenticating Agent).

          This Guarantee shall be governed by the internal laws (as opposed to conflicts of laws provisions) of the State of Illinois.

          All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture as supplemented by any supplemental indenture and each Officers' Certificate delivered to the Trustee thereunder.



                           [signature page to follow]

          IN WITNESS WHEREOF, AMERITECH CORPORATION has caused this Guarantee to be signed in its corporate name by the actual or facsimile signature of one of its officers thereunto duly authorized and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted or otherwise reproduced hereon.

Dated as of May 12, 1994.


                                  AMERITECH CORPORATION


                                  By:___________________________
                                      Authorized Officer


[SEAL]

                                 ABBREVIATIONS


          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as through they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN  - as joint tenants with right of survivorship and not as tenants in common
          UNIF GIFT MIN ACT -
               ____________________ Custodian ____________________
                      (Cust)                           (Minor)

               Under Uniform Gifts to Minors Act

               ____________________________________________________
                                     (State)

     Additional abbreviations may also be used though not in the above list.

                              ____________________


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

     PLEASE INSERT SOCIAL SECURITY OR
   OTHER IDENTIFYING NUMBER OF ASSIGNEE
- - ------------------------------------------

- - ------------------------------------------

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
________________________________________________________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.



Dated:                              ______________________________
                                              Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.